CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)
4.875% Senior Notes due 2025	$400,000,000	99.026%	$396,104,000	$39,887.67
(1) Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-207619
Prospectus Supplement
(To Prospectus dated October 26, 2015)
$400,000,000
4.875% Notes due 2025
We are offering $400,000,000 principal amount of our 4.875% notes due 2025 (the "notes").
The notes will bear interest at a rate per annum of 4.875%. We will pay interest on the notes semi-annually in arrears on May 17 and November 17 of each year, beginning on May 17, 2016. The notes will mature on November 17, 2025. We may redeem the notes at our option and at any time and from time to time, in whole or in part, at the applicable redemption price described in this prospectus supplement. The notes will be our unsecured obligations and will rank equally in right of payment with our unsecured and unsubordinated debt from time to time outstanding. The notes will be issued only in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.
The notes will not be listed on any securities exchange or quoted on any automated quotation system. There is currently no public market for the notes.
Investing in the notes involves risks. See "Risk Factors" beginning on page S-4 to read about important factors you should consider before buying the notes.
The notes are not deposits or savings accounts, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and are not obligations of, or guaranteed by, a bank.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)	Underwriting Discounts	Proceeds to Company, Before Expenses(1)
Per note	99.026%	0.700%	98.326%
Total	$396,104,000	$2,800,000	$393,304,000
(1) The public offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from November 17, 2015.
The underwriters expect to deliver the notes to purchasers in book-entry form only through the Depositary Trust Company for the accounts of its participants, including Clearstream Banking S.A., societé anonyme and Euroclear Bank S.A./N.V., on or about November 17, 2015.

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan
Co-Manager

Credit Suisse

The date of this prospectus supplement is November 12, 2015

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
We have not, and the underwriters have not, authorized anyone to provide you with any information or make any representation other than those contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the notes offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.
You should assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of the date of the applicable document or other date referred to in that document. Our business, financial condition, results of operations and prospects may have changed since that date.
Unless we state otherwise or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to "we," "our," "us" or the "Company" refer to BankUnited, Inc. and its consolidated subsidiaries.

S-ii

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated by reference therein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views with respect to, among other things, future events and financial performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify forward-looking statements. These forward-looking statements are based on our historical performance or on our current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations so contemplated will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to, the risk factors described beginning on page S-4 of this prospectus supplement and in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014. We do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

S-iii

INCORPORATION BY REFERENCE
The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the year ended December 31, 2014, filed on February 26, 2015;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, filed on May 8, 2015, August 7, 2015 and October 30, 2015, respectively;

•	our Current Reports on Form 8-K filed on March 9, 2015, March 31, 2015, April 2, 2015, May 1, 2015, May 15, 2015, August 6, 2015 and September 16, 2015;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2014 from our Definitive Proxy Statement on Schedule 14A, filed on April 10, 2015; and

•	the description of our common stock set forth in our registration statement on Form 8-A filed on January 18, 2011.
We incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:
BankUnited, Inc.
Attention: Investor Relations
14817 Oak Lane
Miami Lakes, Florida 33016
(305) 569-2000

S-iv

PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in the notes. You should read carefully this entire prospectus supplement, the accompanying prospectus and the information incorporated by reference herein, including our financial statements and related notes for the year ended December 31, 2014 and quarterly periods ended March 31, 2015, June 30, 2015 and September 30, 2015.
BANKUNITED, INC.
Overview
BankUnited, Inc., with total assets of $22.5 billion at September 30, 2015, is the bank holding company of BankUnited, N.A., a national bank headquartered in Miami Lakes, Florida with 97 branches in 15 Florida counties and 6 banking centers in the New York metropolitan area at September 30, 2015.
Our principal executive offices are located at 14817 Oak Lane, Miami Lakes, Florida 33016. Our telephone number is (305) 569-2000. Our website is www.bankunited.com. Information on, or accessible through, our website is not part of this prospectus supplement or the accompanying prospectus.

THE OFFERING
The following is a brief summary of the terms and conditions of the offering. It may not contain all of the information that you need to consider in making your investment decision. To understand all of the terms and conditions of the offering of the notes, you should carefully read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Issuer	BankUnited, Inc.
Offered Securities	$400,000,000 principal amount of 4.875% notes due 2025.
Maturity Date	November 17, 2025
Interest Rate	4.875% per annum, payable semi-annually in arrears.
Interest Payment Dates	May 17 and November 17 of each year, commencing on May 17, 2016.
Optional Redemption	We may redeem the notes at our option and at any time, and from time to time in whole or in part, at the applicable redemption price described under "Description of the Notes—Optional Redemption."
Ranking	The notes will be our unsecured obligations and will rank equally in right of payment with our unsecured and unsubordinated debt from time to time outstanding.
Additional Notes
We may in the future from time to time, without notice to or consent of the holders, increase the aggregate principal amount of the notes outstanding by creating and issuing additional notes having the same terms and conditions as the notes offered by this prospectus supplement in all respects, except for any differences in the issue date and price and interest accrued prior to the issue date of the additional notes; provided that no such additional notes may be issued unless they will be fungible with the notes offered hereby for U.S. federal income tax purposes; provided, further, that the additional notes have the same CUSIP number as the notes offered hereby. The notes offered hereby and any additional notes would rank equally and ratably and would be treated as a single class for all purposes under the indenture. No additional notes may be issued if any event of default has occurred and is continuing with
respect to the notes.

Book-Entry; Form and Denominations
The notes offered hereby will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The global notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC") in the United States, and registered in the name of DTC or its nominee for credit to an account of a direct or indirect participant in DTC (including the Euroclear System and Clearstream Banking, S.A.)

Use of Proceeds
The net proceeds from the sale of notes will be used by us and/or our subsidiaries for general corporate purposes, which will include investments in and advances to our subsidiaries, including BankUnited, N.A. See "Use of Proceeds."

Governing Law	The indenture and the notes will be governed by the laws of the State of New York.
Risk Factors
You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under the heading "Risk Factors" beginning on page S-4 of this prospectus supplement, as well as the other information contained or incorporated herein by reference, before investing in any of the notes offered hereby.

Trustee	U.S. Bank National Association.

RISK FACTORS
You should carefully consider the information set forth or incorporated by reference in this prospectus supplement, including the "Risk Factors" section in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, you should evaluate the following risks in connection with an investment in the notes.
The notes will be structurally subordinated to debt of our subsidiaries, which will not guarantee the notes. We will rely on funds from our subsidiaries to make payments under the notes.
Because we are a holding company, our rights and the rights of our creditors, including the holders of the notes, to participate in the assets of any subsidiary during its liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors unless we are ourselves a creditor with recognized claims against the subsidiary. Any capital loans that we make to any of our banking subsidiaries would be subordinate in right of payment to deposits and to other indebtedness of those banking subsidiaries. Claims from creditors (other than us) against the subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, and other short-term borrowings. As of September 30, 2015, our consolidated subsidiaries had, in the aggregate, outstanding debt and other liabilities, including deposits, of approximately $20.4 billion, substantially all of which would rank structurally senior to the notes. The notes will not be obligations of, nor guaranteed by, our subsidiaries and our subsidiaries have no obligation to pay any amounts due on the notes. The indenture relating to the notes will not limit the ability of our subsidiaries to issue or incur additional debt.
The notes will be our obligations but our assets consist primarily of equity in our subsidiaries and, as a result, our ability to make payments on the notes depends on our receipt of dividends, loan payments and other funds from our subsidiaries. The payment of dividends by bank subsidiaries is subject to federal law restrictions.
The indenture governing the notes does not contain financial covenants and only provides limited protection against significant corporate events and other actions we may take that could adversely impact your investment in the notes.
While the indenture governing the notes contains terms intended to provide protection to the holders of the notes upon the occurrence of certain events involving significant corporate transactions, such terms are limited and may not be sufficient to protect your investment in the notes.
The indenture for the notes does not:

•
require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event we experience significant adverse changes in our financial condition;

•	limit our ability to incur indebtedness that is secured, senior to or equal in right of payment to the notes, or to engage in sale/leaseback transactions;

•
restrict our subsidiaries' ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries and therefore would rank structurally senior to the notes;

•	restrict our ability to repurchase or prepay any other of our securities or other indebtedness;

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes;

•	restrict our ability to enter into highly leveraged transactions; or

•	require us to repurchase the notes in the event of a change in control.

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have a material adverse impact on your investment in the notes.
An active trading market for the notes may not develop.
The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange. We cannot assure you that a trading market for the notes will develop or of the ability of holders of the notes to sell their notes or of the prices at which holders may be able to sell their notes. The underwriters have advised us that they currently intend to make a market in the notes. However, the underwriters are not obligated to do so, and any market-making with respect to the notes may be discontinued, in their sole discretion, at any time without notice. If no active trading market develops, you may be unable to resell the notes at any price or at their fair market value.
If a trading market does develop, changes in our ratings or the financial markets could adversely affect the market price of the notes.
The market price of the notes will depend on many factors, including, but not limited to, the following:

•	ratings on our debt securities assigned by rating agencies;

•	the time remaining until maturity of the notes;

•	the prevailing interest rates being paid by other companies similar to us;

•	our results of operations, financial condition and prospects; and

•	the condition of the financial markets.
The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market price of the notes.
Rating agencies continually review the ratings they have assigned to companies and debt securities. Negative changes in the ratings assigned to us or our debt securities could have an adverse effect on the market price of the notes.
Our credit ratings may not reflect all risks of your investments in the notes.
Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of all risks relating to the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency's rating should be evaluated independently of any other agency's rating.
The notes will not be guaranteed by the United States Federal Deposit Insurance Corporation (the"FDIC") or any other governmental agency.
The notes are not bank deposits and are not insured by the FDIC or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. The notes will be obligations of BankUnited, Inc. only and will not be guaranteed by any of our subsidiaries, including BankUnited, N.A.

USE OF PROCEEDS
We estimate that we will receive net proceeds from the offering of approximately $392.3 million after deducting underwriting discounts and estimated expenses of the offering payable by us. The proceeds from the sale of notes will be used by us and/or our subsidiaries for general corporate purposes, which will include investments in and advances to our subsidiaries, including BankUnited, N.A.

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our historical ratios of earnings to fixed charges for each of the periods indicated.

	Nine Months Ended September 30,		Year Ended December 31,
	2015		2014		2013		2012		2011		2010
Ratio of earnings to fixed charges (excluding interest on deposits)	6.76	x	7.96	x	8.81	x	6.32	x	3.83	x	5.87	x
Ratio of earnings to fixed charges (including interest on deposits)	3.06	x	3.55	x	4.14	x	3.63	x	2.34	x	2.81	x
The historical ratios were prepared on a consolidated basis using amounts calculated in accordance with U.S. generally accepted accounting principles and reflect all consolidated earnings and fixed charges.
The ratio of earnings to fixed charges was determined by dividing earnings available to cover fixed charges by total fixed charges. Earnings available to cover fixed charges consist of: (i) earnings from continuing operations before income tax provision and (ii) fixed charges. Total fixed charges, including interest on deposits, consist of: (i) interest expense on deposits, (ii) interest expense on short-term borrowings and long-term debt and (iii) an estimate of interest within rental expense. Total fixed charges, excluding interest on deposits, consist of: (i) interest expense on short-term borrowings and long-term debt and (ii) an estimate of interest within rental expense. As of the date of this prospectus supplement, no shares of our preferred stock were issued and outstanding.

CAPITALIZATION
The following table sets forth our consolidated capitalization at September 30, 2015. We have presented our capitalization on both an actual and an as adjusted basis to reflect the issuance and sale of the notes offered hereby, but not the application of the net proceeds from the issuance and sale of the notes. See "Use of Proceeds." The information set forth below should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements and the related notes thereto contained in our Annual Report on Form 10-K for the year ended December 31, 2014 and our unaudited consolidated financial statements and the related notes thereto contained in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, which are incorporated by reference into this prospectus supplement.

	September 30, 2015
(In thousands, except share and per share data)	Actual	As Adjusted
Debt:
Federal Home Loan Bank advances and other borrowings	$4,093,816	$4,093,816
Notes offered hereby	—	392,250
Total debt:	4,093,816	4,486,066

Stockholders' equity:
Common stock, par value $0.01 per share, 400,000,000 shares authorized; 103,529,759 and 101,656,702 shares issued and outstanding	1,035	1,035
Paid-in capital	1,399,003	1,399,003
Retained earnings	780,011	780,011
Accumulated other comprehensive income	30,519	30,519
Total stockholders' equity	2,210,568	2,210,568
Total capitalization	$6,304,384	$6,696,634

DESCRIPTION OF NOTES
General
The notes will be a series of our senior debt securities. The notes will be issued under a senior notes indenture, dated November 17, 2015 (the "base indenture"), as supplemented by the first supplemental indenture dated November 17, 2015 (the "supplemental indenture," and together with the base indenture, the "indenture"), between us and U.S. Bank National Association, as trustee (the "trustee"). The following description of the notes is a summary, does not purport to be complete and is subject to and qualified in its entirety by reference to the indenture. Wherever we refer to particular sections or defined terms of the indenture, it is our intent that those sections or defined terms will be incorporated by reference in this prospectus supplement. The following description supplements the description of the debt securities in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus. We urge you to read the indenture because it, and not this description, defines the rights of a holder of the notes. For purposes of this "Description of the Notes" section only, references to "we," "us," "our" and the "Company" refer only to BankUnited, Inc. and not to its subsidiaries.
The notes will be issued in fully registered book-entry form without coupons and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. We do not intend to apply for the listing of the notes on any securities exchange.
Since we are a holding company, our rights and the rights of our creditors, including holders of the notes, to participate in the assets of any of our subsidiaries upon the liquidation or reorganization of any of our subsidiaries will be subject to prior claims of the creditors of any such subsidiary, including, in the case of BankUnited, N.A., its depositors, except to the extent that we are ourselves a creditor of such subsidiary with recognized claims against the subsidiary. Claims on our subsidiaries by creditors other than us may include claims with respect to long-term debt and substantial obligations with respect to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and various other financial obligations. See "Risk Factors."
The notes are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality. See "Risk Factors—The notes will not be guaranteed by the United States Federal Deposit Insurance Corporation (the "FDIC") or any other governmental agency."
The notes will mature at 100% of their principal amount on November 17, 2025 (the "maturity date"). The notes will not be entitled to any sinking fund, which means that the indenture does not require us to redeem or retire the notes periodically.
Payments of principal and interest to owners of the book-entry interests described below are expected to be made in accordance with the procedures of The Depository Trust Company ("DTC") and its participants.
Interest
The notes will bear interest at an annual rate equal to 4.875%. Interest on the notes will be payable semi-annually in arrears on May 17 and November 17 of each year (each such date, an "interest payment date"), beginning on May 17, 2016, to the persons in whose names the notes are registered at the close of business on the preceding May 3 and November 3 of each year. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest payments on the notes will be the amount of interest accrued from, and including, November 17, 2015 or the most recent interest payment date on which interest has been paid to, but excluding, the interest payment date or the maturity date, as the case may be.
If an interest payment date, redemption date or the maturity date falls on a day that is not a business day, the related payment of interest and principal will be made on the next day that is a business day, and no interest on the notes or such payment will accrue for the period from and after such interest payment date, redemption date or maturity date, as the case may be.

When we refer to a "business day" with respect to the notes, we mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York, New York or the place of payment with respect to the notes are authorized or required by law or executive order to close.
Ranking
The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness and will be effectively subordinated to our future secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to all existing and future indebtedness of our subsidiaries. Because we are a holding company, our right to participate in any distribution of the assets of our banking or non-banking subsidiaries, upon a subsidiary's liquidation, dissolution, winding up or reorganization or otherwise, and thus the ability of a holder of notes to benefit indirectly from such distribution is subject to prior claims of creditors of any such subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. There are legal limitations on the extent to which some of our subsidiaries, including BankUnited, N.A., may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under our contracts or otherwise to make any funds available to us. Our subsidiaries may, without notice or consent of the holders of the notes, incur additional debt and liabilities in the future, all of which would rank structurally senior to the notes. As of September 30, 2015, our consolidated subsidiaries had, in the aggregate, outstanding debt and other liabilities, including deposits, of approximately $20.4 billion, substantially all of which would rank structurally senior to the notes. As of September 30, 2015, BankUnited, Inc. on an unconsolidated basis had no senior or subordinated unsecured debt outstanding.
We may from time to time, without notice or consent of the holders of the notes, incur additional senior indebtedness ranking equally in right of payment with the notes as well as subordinated indebtedness ranking junior to the notes.
Optional Redemption by Us
Prior to August 17, 2025 (three months prior to the maturity date), we may redeem the notes at our option in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (A) 100% of the principal amount of the notes to be redeemed or (B) as determined by the quotation agent described below, the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed, not including any portion of such payments of interest accrued as of the date on which the notes are to be redeemed, discounted to the date on which the notes are to be redeemed on a semi-annual basis assuming a 360-day year consisting of twelve 30-day months, at the adjusted treasury rate described below plus 40 basis points, plus, in each case, accrued but unpaid interest on the notes to be redeemed to, but excluding, the redemption date.
In addition, on or after August 17, 2025 (three months prior to the maturity date), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued but unpaid interest to, but excluding, the redemption date.
We will utilize the following procedures to calculate the adjusted treasury rate described in the previous paragraph. We will appoint J.P. Morgan Securities LLC or its successor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or its successor, and one or more other primary U.S. Government securities dealers in New York City as reference dealers, and we will appoint J.P. Morgan Securities LLC or its successor to act as our quotation agent. If either J.P. Morgan Securities LLC or its successor or Merrill Lynch, Pierce, Fenner & Smith Incorporated or its successor is no longer a primary U.S. Government securities dealer, we will substitute another primary U.S. Government securities dealer in its place as a reference dealer.
The quotation agent will select a United States Treasury security which has a maturity comparable to the remaining maturity of the notes that would be used, at the time of selection and in accordance with customary financial practice, to price new issues of corporate debt securities with a maturity comparable to the remaining maturity of the notes. The reference dealers will provide us with the bid and asked prices for that comparable United

States Treasury security as of 5:00 p.m. on the third business day preceding the redemption date. We will calculate the average of the bid and asked prices provided by each reference dealer after eliminating the highest and the lowest reference dealer quotations.
However, if we obtain fewer than four reference dealer quotations, we will calculate the average of all the reference dealer quotations and not eliminate any quotations. We call this average quotation the comparable treasury price. If we receive only one reference dealer quotation, we will use such quotation. The adjusted treasury rate will be the semi-annual equivalent yield to maturity of a security whose price is equal to the comparable treasury price, in each case expressed as a percentage of its principal amount.
We may redeem the notes at any time on a redemption date of our choice. However, we must give the holders of such notes and the trustee notice of the redemption not less than 30 days or more than 60 days before the redemption date. We will give the notice in the manner described under "—Notices." If we elect to redeem fewer than all the notes, the trustee will select the particular notes to be redeemed by lot, on a pro rata basis or by such other method that the trustee deems fair and appropriate (and in the case of global notes, in accordance with the applicable procedures of DTC).
Restrictive Covenants
Limitation on disposition of stock of principal subsidiary bank
So long as any of the notes are outstanding, neither we nor any of our subsidiaries will sell, grant a security interest in or otherwise dispose of any shares (or any securities convertible into, or options, warrants or rights to purchase, shares) of voting stock (other than directors' qualifying shares) of any principal subsidiary bank, except to us or any intermediate subsidiary. In addition, this covenant provides that neither we nor any intermediate subsidiary will permit any principal subsidiary bank to issue any shares (or securities convertible into, or options, warrants or rights to purchase, shares) of its voting stock (other than directors' qualifying shares), except to us or any intermediate subsidiary. We further will not permit any intermediate subsidiary that owns any shares (or any securities convertible into, or options, warrants or rights to purchase, shares) of voting stock of any principal subsidiary bank to cease to be an intermediate subsidiary.
The above covenant is subject to our rights in connection with a consolidation or merger of us with or into another person, or a sale, conveyance, transfer or lease of all or substantially all our assets . The covenant also does not apply if:

•
(a) the sale, grant of a security interest or other disposition is made for fair market value on the date thereof, as determined by our board of directors and evidenced by a board resolution, and (b) after giving effect to such disposition, we and any one or more of our intermediate subsidiaries will collectively own at least 80% of the issued and outstanding voting stock of the principal subsidiary bank, free and clear of any security interest; or

•	the sale, grant of a security interest or other disposition is made in compliance with an order or direction of a court or regulatory authority of competent jurisdiction.
The above covenant also does not restrict our principal bank subsidiary from being consolidated with or merged into, or selling, conveying, transferring or leasing all or substantially all its assets to, another domestic banking institution, if after the merger, consolidation, sale, conveyance, transfer or lease (A) we and any one or more intermediate subsidiaries collectively own at least 80% of the voting stock of the resulting banking institution and (B) immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default under the indenture shall have occurred and be continuing.
"intermediate subsidiary" means a subsidiary (i) that is organized under the laws of the United States, any state or the District of Columbia, and (ii) of which all the shares of each class of voting stock issued and outstanding, and all securities convertible into, and options, warrants and rights to subscribe for or purchase shares of such voting stock, are owned directly by us or another intermediate subsidiary, free and clear of any security interest.

"principal subsidiary bank" means any of our subsidiaries which (1)(A) is an institution which accepts deposits that the depositor has a legal right to withdraw on demand and engages in the business of making commercial loans or (B) is a trust company and (2) has total assets equal to 30% or more of our consolidated assets determined as of the date of the most recent audited financial statements of such entities.
"subsidiary" means a person (defined as any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof) more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more of our other subsidiaries, or by us and one or more of our other subsidiaries (for the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, managers or trustees, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency).
"voting stock" means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time stock of any other class or classes shall have contingent voting rights).
Merger, Consolidation or Sale of Assets
We may not consolidate with or merge into, or sell, convey, transfer or lease all or substantially all our assets , including properties, to, any other person, unless:

•
the successor entity, if any, is a corporation, banking association, partnership or trust organized and validly existing under the laws of the United States or any state thereof or the District of Columbia;

•
the successor entity expressly assumes, pursuant to a supplemental indenture, executed and delivered by such entity prior to or simultaneously with such consolidation, merger, sale, conveyance, transfer or lease, the due and punctual payment of the principal of and interest and premium, if any, on all the notes, according to their tenor, and the due and punctual performance and observance of all other obligations to the noteholders and the trustee to be performed or observed by us under the indenture;

•
immediately after giving effect to the transaction, no default or event of default under the indenture shall have occurred and be continuing and no event which, after notice or the lapse of time or both, would become a default or event of default under the indenture, shall have occurred and be continuing; and

•	certain other conditions specified in the indenture are met.
Upon any such consolidation or merger, or sale, conveyance, transfer or lease, the successor entity formed, or into which we are merged or to which such sale, conveyance, transfer or lease is made, shall succeed to, and be substituted for, and may exercise every right and power of, us under the indenture with the same effect as if such successor entity had been named as a party thereto, and thereafter, except in the case of a lease, we shall be relieved of all obligations and covenants under the indenture and the notes, and from time to time such entity may exercise each and every right and power of us under the indenture, in our name, or in its own name; and any act or proceeding by any provision of the indenture required or permitted to be done by our board of directors or any of our officers may be done with like force and effect by the like board or officer of any entity that shall at the time be our successor thereunder. In the event of any such sale or conveyance, but not any such lease, we (or any successor entity which shall theretofore have become such in the manner described in the indenture) shall be discharged from all obligations and covenants under the indenture and the notes and may thereupon be dissolved and liquidated. For clarity, in the event of any such lease, we and any successor entity shall both be subject to all the obligations and covenants under the indenture and the notes.
This covenant would not apply to any recapitalization transaction, change of control of us or a transaction in which we incur a large amount of additional debt unless the transactions or change of control included a merger or consolidation or transfer of all or substantially all of our assets. There are no covenants or other provisions in the indenture providing for a put or increased interest or that would otherwise afford holders of the notes additional protection in the event of a recapitalization transaction, a change of control of us or a transaction in which we incur or acquire a large amount of additional debt.
Although there is a limited body of case law interpreting the phrase "substantially all" and similar phrases, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve the property or assets of a person "substantially all."
Additional Notes
We may in the future from time to time, without notice to or consent of the holders, increase the aggregate principal amount of the notes outstanding by creating and issuing additional notes having the same terms and conditions as the notes offered by this prospectus supplement in all respects, except for any differences in the issue date and price and interest accrued prior to the issue date of the additional notes; provided that no such additional notes may be issued unless they will be fungible with the notes offered hereby for U.S. federal income tax purposes; provided, further, that the additional notes have the same CUSIP number as the notes offered hereby. The notes offered hereby and any additional notes would rank equally and ratably and would be treated as a single class for all purposes under the indenture. No additional notes may be issued if any event of default has occurred and is continuing with respect to the notes.
Events of Default, Notice and Waiver
The following will be events of default for the notes:

(1)	we fail to pay the principal or redemption price of or any premium on the notes when due;

(2)	we fail to pay any interest on the notes for 30 days after it becomes due;

(3)	we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indenture; and

(4)	certain events involving bankruptcy, insolvency or reorganization of us.
An event of default applicable to the notes is not necessarily an event of default for any other series of senior debt securities.
The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, or interest, if any, on the notes. However, the trustee must consider it to be in the interest of the holders of the notes to withhold this notice.
If an event of default, other than an event of default described in clause (4) above, shall occur and be continuing with respect to the notes, either the trustee or the holders of at least 25 percent in aggregate principal amount of the outstanding notes may declare the principal amount and premium, if any, together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.
If an event of default described in clause (4) above shall occur, the principal amount and premium, if any, of all the notes, together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable.
After acceleration, the holders of a majority in aggregate principal amount of the notes may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal or other specified amounts or interest or a default relating to a covenant or other provision of the indenture that cannot be waived without the consent of each holder of notes, have been cured or waived.
Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee indemnity reasonably satisfactory to it. Generally, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.
A holder of notes will not have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the notes;

(2)	the holders of at least 25 percent in aggregate principal amount of the outstanding notes have made a written request and have offered indemnity to the trustee to institute the proceeding; and

(3)
the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding notes within 60 days after the original request.

Holders, however, may sue to enforce the payment of principal, premium or interest on the notes on or after the due date without following the procedures listed in (1) through (3) above.
We will furnish the trustee an annual statement from our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults and the status thereof.
Modification of the Indenture
The trustee and we may make modifications and amendments to the indenture with the consent of the holders of a majority in aggregate principal amount of the notes affected by the modification or amendment.
We may also make modifications and amendments to the indenture, without the consent of holders of notes, for certain purposes including, but not limited to:

•	providing for our successor to become the obligor and assume the covenants under the indenture;

•	adding covenants or events of default, provided that such action shall not adversely affect the holders in any material respect;

•	making certain changes to facilitate the issuance of the notes;

•	securing the notes;

•	providing for a successor trustee or additional trustees;

•	curing any ambiguities or inconsistencies;

•	providing for guaranties of, or additional obligors on, the notes;

•	permitting or facilitating the defeasance and discharge of the notes provided that such action shall not adversely affect the holders in any material respect; and

•	other changes specified in the indenture.
However, neither the trustee nor we may make any modification or amendment without the consent of each holder of notes affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of the notes;

•	reduce the principal, premium, if any, or interest on the notes or any amount payable upon redemption or repurchase, whether at our option or the option of any holder;

•	reduce the principal of notes payable on acceleration of maturity;

•	change the place of payment or the currency in which the notes are payable;

•	impair the right to enforce any payment after the stated maturity or redemption date;

•	modify, without the written consent of the trustee, the rights, duties or immunities of the trustee; or

•	change the provisions in the indenture that relate to modifying or amending the indenture or waiver of past defaults.
Discharge, Defeasance and Covenant Defeasance
We may discharge certain obligations to holders of the notes that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including, but not limited to, the principal and premium, if any, and interest to the date of such deposit (if the debt securities have become due and payable) or to the maturity thereof.
The indenture provides that we may elect either (1) to be discharged from its obligations with respect to the notes (except for, among other things, obligations to register the transfer or exchange of the notes, to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency with respect to the notes and to hold moneys for payment in trust) ("legal defeasance") or (2) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the notes and clause (3) under "—Events of Default" will no longer be applied ("covenant defeasance"). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the notes, of an amount in U.S. dollars, or U.S. government obligations, or both, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay the principal or premium, if any, and interest on the notes on the scheduled due dates therefor and, if the notes are to be called for redemption, to pay and discharge the redemption price.
We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.
Book-entry, Delivery and Form
General
The notes offered hereby will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be issued on the issue date therefor only against payment in immediately available funds.
The notes offered hereby initially will be represented by one or more permanent global certificates (which may be subdivided) in definitive, fully registered form without interest coupons, which we refer to as the "global notes."
The global notes will be deposited upon issuance with the trustee as custodian for DTC in the United States, and registered in the name of DTC or its nominee for credit to an account of a direct or indirect participant in DTC (including the Euroclear System ("Euroclear") or Clearstream Banking, S.A. ("Clearstream")), as described below under "—Depositary procedures."
Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below under "—Exchange of Book-entry Notes for Certificated Notes."

Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.
Depositary procedures
The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them.
Neither we nor the trustee take any responsibility for these operations and procedures and urge investors to contact the systems or their participants directly to discuss these matters. DTC is a limited-purpose trust company created to hold securities for its participating organizations, referred to as "participants," and facilitate the clearance and settlement of transactions in those securities between DTC's participants through electronic book-entry changes in accounts of its participants. DTC's participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly, which entities are referred to as "indirect participants."
Persons who are not DTC participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. DTC has no knowledge of the identity of beneficial owners of securities held by or on behalf of DTC. DTC's records reflect only the identity of its participants to whose accounts securities are credited. The ownership interests and transfer of ownership interests of each beneficial owner of each security held by or on behalf of DTC are recorded on the records of DTC's participants and indirect participants.
Pursuant to procedures established by DTC:

•	upon deposit of the global notes, DTC will credit the accounts of its participants designated by the underwriters with portions of the principal amount of the global notes; and

•
ownership of such interests in the global notes will be maintained by DTC (with respect to its participants) or by DTC's participants and indirect participants (with respect to other owners of beneficial interests in the global notes).

Investors in the global notes may hold their interests therein directly through DTC, if they are participants in such system, or indirectly through organizations (including Euroclear and Clearstream) that are participants or indirect participants in such system. Euroclear and Clearstream will hold interests in the notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries, which are Euroclear Bank, S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. The depositaries, in turn, will hold interests in the notes in customers' securities accounts in the depositaries' names on the books of DTC.
All interests in a global note, including those held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream will also be subject to the procedures and requirements of these systems. The laws of some jurisdictions require that certain persons take physical delivery of certificates evidencing securities they own. Consequently, the ability to transfer beneficial interests in a global note to such persons will be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in a global note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the notes, see "—Exchange of Book-entry Notes for Certificated Notes."
Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest on, a global note registered in the name of DTC or its nominee will be payable by the trustee (or the paying agent if other than the trustee) to DTC in its capacity as the registered holder under the indenture. We and the trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of us, the trustee or any of our or the trustee's respective agents has or will have any responsibility or liability for:

•
any aspect of DTC's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the global notes; or

•	any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.
DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date in amounts proportionate to their respective holdings in the principal amount of the relevant security as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or us.
None of us or the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
Cross-market transfers between participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries. Cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositaries to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a participant in DTC will be credited and reported to the relevant Euroclear or Clearstream participant during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.
DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account with DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and the procedures may be discontinued at any time. None of us or the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy thereof.
Exchange of Book-entry Notes for Certificated Notes
The global notes are exchangeable for certificated notes in definitive, fully registered form without interest coupons only in the following limited circumstances:

•
DTC (1) notifies us that it is unwilling or unable to continue as depositary for the global notes or (2) has ceased to be a clearing agency registered under the Securities Exchange Act of 1934 or any other applicable statute or regulation; or

•	if there shall have occurred and be continuing an event of default with respect to the notes.
In all cases, certificated notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).
Same-day Settlement and Payment
Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System.
Trustee
U.S. Bank National Association will act as trustee for the notes. From time to time, we and some of our subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee in the ordinary course of business. Additionally, we maintain banking relationships with U.S. Bank National Association and its affiliates in the ordinary course of business. These banking relationships include correspondent banking and custodial services. Upon the occurrence of an event of default or an event which, after notice or lapse of time or both, would become an event of default under the notes, the trustee may be deemed to have a conflicting interest with respect to the other debt securities as to which we are not in default for purposes of the Trust Indenture Act and, accordingly, may be required to resign as trustee under the indenture. In that event, we would be required to appoint a successor trustee.
Notices
Any notices required to be given to the holders of the notes will be given to DTC pursuant to DTC's procedures.
Governing Law
The indenture and the notes are governed by and will be construed in accordance with the laws of the State of New York.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR NON U.S. HOLDERS
The following discussion is a summary of United States federal income tax considerations generally applicable to the ownership and disposition of the notes by a Non-U.S. Holder (as defined below). This discussion does not address specific tax consequences that may be relevant to particular persons in light of their individual circumstances (including, for example, entities treated as partnerships for United States federal income tax purposes or partners or members therein, banks or other financial institutions, broker-dealers, insurance companies, tax-exempt entities, common trust funds, certain expatriates, controlled foreign corporations, dealers in securities or currencies, and persons in special situations, such as those who hold the notes as part of a straddle, hedge, synthetic security, conversion transaction or other integrated investment comprised of the notes and one or more other investments). Unless otherwise stated, this discussion is limited to Non-U.S. Holders that purchase the notes in this offering at their issue price and that hold such notes as capital assets for United States federal income tax purposes. In addition, this discussion does not describe any tax consequences arising under United States federal gift and estate tax or other United States federal tax laws or under the tax laws of any state, local or foreign jurisdiction. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations (the "Treasury Regulations") promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect.
Prospective purchasers of the notes are urged to consult their tax advisors concerning the United States federal income tax consequences to them of acquiring, owning and disposing of the notes, as well as the application of state, local and foreign income and other tax laws to them.
For purposes of this discussion, a Non-U.S. Holder is a beneficial owner of the notes other than a partnership (or entity treated as a partnership for United States federal income tax purposes) who or that is not a U.S. person. A "U.S. person" means (i) a citizen or individual resident of the United States; (ii) a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate, the income of which is subject to United States federal income tax regardless of the source; or (iv) a trust, if a court within the United States is able to exercise primary supervision over the trust's administration and one or more U.S. persons have the authority to control all its substantial decisions.
Payments of Interest. Subject to the discussion under "Foreign Account Tax Compliance Act" below, payments of interest on the notes made to a Non-U.S. Holder generally will not be subject to United States federal withholding tax, provided that:

•	the Non-U.S. Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation that is related to us, directly or indirectly, through stock ownership; and

•
either (A) the Non-U.S. Holder certifies to the applicable withholding agent on IRS Form W-8BEN or W-8BEN-E (or successor form), as applicable, under penalties of perjury, that it is not a U.S. person, provides its name and address and renews the certificate periodically as required by the Treasury Regulations, or (B) the notes are held through certain foreign intermediaries and the Non-U.S. Holder satisfies certain certification requirements of the applicable Treasury Regulations and, in either case, such withholding agent does not have actual knowledge or reason to know that such Non-U.S. Holder is a U.S. person.

If a Non-U.S. Holder cannot satisfy the requirements of the exemption described above, payments of interest made to such Non-U.S. Holder will be subject to a 30% withholding tax unless the Non-U.S. Holder provides the applicable withholding agent with a properly executed:

•	IRS Form W-8BEN or W-8BEN-E (or successor form), as applicable, claiming an exemption from withholding or reduced rate of tax under an applicable tax treaty, or

•
IRS Form W-8ECI (or successor form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the conduct of a U.S. trade or business of the Non-U.S. Holder, each such form to be renewed periodically as required by the Treasury Regulations.

If interest on the notes is effectively connected with the conduct of a U.S. trade or business of a Non-U.S. Holder (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States), the Non-U.S. Holder, although exempt from the withholding tax described above, will generally be subject to United States federal income tax on the receipt or accrual of such interest on a net income basis in the same manner as if it were a U.S. person. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest on the notes will be included in such foreign corporation's earnings and profits.
Disposition of the Notes. Subject to the discussion under "Foreign Account Tax Compliance Act" below, no withholding of United States federal income tax generally will be required with respect to any gain realized by a Non-U.S. Holder upon the sale, exchange or other taxable disposition of the notes.
In addition, a Non-U.S. Holder will not be subject to United States federal income tax on gain realized on the sale, exchange or other taxable disposition of the notes unless (i) the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met, or (ii) such gain is effectively connected with the Non-U.S. Holder's U.S. trade or business and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States.
Information Reporting and Backup Withholding
In general, backup withholding and information reporting will not apply to a payment of interest on a note to a Non-U.S. Holder, or to proceeds from the disposition of a note by a Non-U.S. Holder, in each case, if the holder certifies under penalties of perjury that it is a Non-U.S. Holder and the applicable withholding agent does not have actual knowledge or reason to know to the contrary. Any amounts withheld under the backup withholding rules will be refunded or credited against the Non-U.S. Holder's United States federal income tax liability provided the required information is timely furnished to the IRS. In certain circumstances, if a note is not held through a qualified intermediary, the amount of payments made on such note, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.
Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code and the Treasury regulations promulgated thereunder (commonly referred as the "Foreign Account Tax Compliance Act" or "FATCA") generally impose withholding at a rate of 30% in certain circumstances on (i) interest payable on, and (ii) after December 31, 2018, gross proceeds from the disposition of, the notes held by or through certain financial institutions (including investment funds), unless such institution certifies that it has entered into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to certain interests in, and accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. An intergovernmental agreement between the United States and applicable foreign country may modify these requirements. Similarly, (i) interest payable on, and (ii) after December 31, 2018, gross proceeds from the disposition of, the notes held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either (y) certifies that such entity does not have any "substantial United States owners" or (z) provides certain information regarding the entity's "substantial United States owners," which will in turn be provided to the United States Department of the Treasury. Prospective investors should consult their tax advisors regarding the possible implications of these rules on an investment in the notes.

UNDERWRITING
Underwriting
Subject to the terms and conditions contained in an underwriting agreement, dated as of the date of this prospectus supplement, between us and the underwriters named below, for whom J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:

Underwriter	Principal amount of notes
J.P. Morgan Securities Inc.	$180,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	180,000,000
Credit Suisse Securities (USA) LLC	40,000,000
Total	$400,000,000
The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.
The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. In addition, the underwriters initially propose to offer the notes to certain dealers at prices that represent a concession not in excess of 0.450% of the principal amount of the notes. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of 0.250% of the principal amount of the notes to certain other dealers. After the initial offering of the notes, the underwriters may from time to time vary the offering prices and other selling terms. The underwriters may offer and sell notes through certain of their affiliates.
The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the notes:

Paid by us
Per Note	0.700%
Total	$2,800,000
Expenses associated with this offering to be paid by us, other than underwriting discounts, are estimated to be approximately $1 million.
We have also agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.
The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable.

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating syndicate short positions. In addition, the underwriters may bid for and purchase notes in the open market to cover syndicate short positions or to stabilize the prices of the notes. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time.
Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Notice to Prospective Investors in European Economic Area
In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus to the public in that Relevant Member State other than:

a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

b)
to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative for any such offer; or

c)
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression "an offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom
Each underwriter has represented and agreed that:

a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or the "FSMA") received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.
Notice to Prospective Investors in Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.  Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.  The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS
Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York is representing us in connection with this offering. The underwriters are being represented in this offering by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS
The consolidated financial statements of BankUnited, Inc. and subsidiaries as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS
BankUnited, Inc.
Debt Securities
Preferred Stock
Common Stock
Warrants
Depositary Shares
Subscription Rights
Stock Purchase Contracts
Stock Purchase Units
The securities of each class may be offered and sold from time to time by us and/or by one or more selling securityholders to be identified in the future. This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus.
Our common stock is listed for trading on the New York Stock Exchange under the symbol “BKU.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
Investing in our securities involves a high degree of risk. You should carefully read and consider the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission before you invest in our securities.
These securities are not deposits or savings accounts, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and are not obligations of, or guaranteed by, a bank.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 26, 2015.

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”). Under the automatic shelf process, we and/or any selling securityholders to be named in a prospectus supplement may offer and sell, from time to time, any combination of the securities described in this prospectus in one or more offerings. We will also be required to provide a prospectus supplement containing specific information about any selling securityholders and the terms on which our securities are being offered and sold. We may also add, update or change in a prospectus supplement information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable supplement, you should rely on the information in the applicable supplement.
You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference herein as described under “Where You Can Find More Information,” and any free writing prospectus that we prepare and distribute. Neither we nor any selling securityholders have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus, the accompanying prospectus supplement or any such free writing prospectus.
We and/or any selling securityholders may only offer to sell, and seek offers to buy, our securities in jurisdictions where offers and sales are permitted.
This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.
You should assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of the date of the applicable document or other date referred to in that document. Our business, financial condition, results of operations and prospects may have changed since that date.
Unless we state otherwise or the context otherwise requires, references in this prospectus to “we,” “our,” “us” or the “Company” refer to BankUnited, Inc. and its consolidated subsidiaries.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and special reports, prospectus and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains our reports, proxy and other information regarding us at http://www.sec.gov. Our SEC filings are also available free of charge at our website (www.bankunited.com). The information on our website is not incorporated by reference into this prospectus.

INCORPORATION BY REFERENCE
The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the year ended December 31, 2014, filed on February 26, 2015;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015, filed on May 8, 2015 and August 7, 2015, respectively;

•	our Current Reports on Form 8-K filed on March 9, 2015, March 31, 2015, April 2, 2015, May 1, 2015, May 15, 2015, August 6, 2015 and September 16, 2015;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2014 from our Definitive Proxy Statement on Schedule 14A, filed on April 10, 2015; and

•	the description of our common stock set forth in our registration statement on Form 8-A filed on January 18, 2011.
We incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:
BankUnited, Inc.
Attention: Investor Relations
14817 Oak Lane
Miami Lakes, Florida 33016
(305) 569-2000

FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to, among other things, future events and financial performance. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions identify forward-looking statements. These forward-looking statements are based on the historical performance of the Company or on the Company’s current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company that the future plans, estimates or expectations so contemplated will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to, the risk factors described in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

THE COMPANY
BankUnited, Inc., with total assets of $22.5 billion at September 30, 2015, is the bank holding company of BankUnited, N.A. (“BankUnited”), a national bank headquartered in Miami Lakes, Florida with 97 branches in 15 Florida counties and 6 banking centers in the New York metropolitan area at September 30, 2015. The Company has built, through organic growth and acquisitions, a premier regional bank with a low-risk, long-term value‑oriented business model focused on small and medium sized businesses and consumers. We endeavor to provide personalized customer service and offer a full range of traditional banking products and services to both our commercial and retail customers.
Corporate Information
Our principal executive offices are located at 14817 Oak Lane, Miami Lakes, Florida 33016. Our telephone number is (305) 569-2000. Our website is www.bankunited.com. Information on, or accessible through, our website is not part of this prospectus.
USE OF PROCEEDS
Unless otherwise specified in connection with a particular offering of securities, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by any selling securityholder.
RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our historical ratios of earnings to fixed charges for each of the periods indicated.

	Nine Months Ended September 30,	Year Ended December 31,
	2015	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges (excluding interest on deposits)	6.76	7.96	8.81	6.32	3.83	5.87
Ratio of earnings to fixed charges (including interest on deposits)	3.06	3.55	4.14	3.63	2.34	2.81
The historical ratios were prepared on a consolidated basis using amounts calculated in accordance with U.S. generally accepted accounting principles and reflect all consolidated earnings and fixed charges.
The ratio of earnings to fixed charges was determined by dividing earnings available to cover fixed charges by total fixed charges. Earnings available to cover fixed charges consist of: (i) earnings from continuing operations before income tax provision and (ii) fixed charges. Total fixed charges, including interest on deposits, consist of: (i) interest expense on deposits, (ii) interest expense on short-term borrowings and long-term debt and (iii) an estimate of interest within rental expense. Total fixed charges, excluding interest on deposits, consist of: (i) interest expense on short-term borrowings and long-term debt and (ii) an estimate of interest within rental expense. As of the date of this prospectus, no shares of our preferred stock were issued and outstanding.

DESCRIPTION OF DEBT SECURITIES
We may offer unsecured debt securities in one or more series which may be senior or subordinated, and which may be convertible into another security.
The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to those debt securities will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, we will issue debt securities that will be senior debt under an indenture between us and U.S. Bank National Association, as trustee (the “senior indenture”), and debt securities that will be subordinated debt under an indenture between us and U.S. Bank National Association, as trustee (the “subordinated indenture”). This prospectus refers to the senior indenture and the subordinated indenture individually as the “indenture” and collectively as the “indentures.” The term trustee refers to the trustee under each indenture, as appropriate. Forms of the indentures are attached as exhibits to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the applicable indenture and those made a part of such indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, the applicable prospectus supplement and the provisions of the applicable indenture and indenture supplement, if any, in their entirety before investing in our debt securities.
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of that series of debt securities. Authorizing resolutions, a certificate or a supplemental indenture will set forth the specific terms of each series of debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•	whether the debt securities will be senior or subordinated;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining same;

•	the interest rate(s) or the method for determining same;

•
the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash, additional securities or some combination thereof;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•
whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	any additions to or changes in the covenants that apply to such debt securities;

•	any additions or changes in the defaults and events of default applicable to the particular or series of debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•
provisions relating to the modification of the applicable indenture both with and without the consent of holders of debt securities issued under such indenture and the execution of supplemental indentures for such series; and

•
any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the applicable indenture with respect to such series debt securities).

General
We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of any other debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture.
We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in the applicable prospectus supplement.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of U.S. $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the applicable indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities
Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Governing Law
The indentures and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF COMMON STOCK
The following description includes summaries of the material terms of our amended and restated certificate of incorporation, our amended and restated by-laws and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). For more information on how you can obtain our amended and restated certificate of incorporation and our amended and restated by-laws, see “Where You Can Find More Information.” We urge you to read our amended and restated certificate of incorporation and our amended and restated by-laws in their entirety.
General
Our amended and restated certificate of incorporation authorizes us to issue up to 400,000,000 shares of common stock, $0.01 par value per share.
At September 30, 2015, there were 103,529,759 shares of our common stock outstanding.
Voting Rights
Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the holders of our common stock, voting together as a single class, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors.
Dividends
Subject to the prior rights of holders of preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors.
Liquidation
Subject to the prior rights of our creditors and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders.
Corporate Opportunity
Our amended and restated certificate of incorporation provides that the doctrine of “corporate opportunity” will not apply against any of our directors or officers, and that the Company renounces any interest or expectancy in any business opportunities that are presented to any of our directors or officers, even if such opportunity is of a character that could be taken by the Company. To the extent that any of our directors and officers participate in any such business opportunity, they may have differing interests than our other stockholders.
Certain Anti-Takeover Considerations
The following sets forth certain provisions of the DGCL, our amended and restated certificate of incorporation and our amended and restated by-laws. Banking laws also impose notice approval and ongoing regulatory requirements on any stockholder or other party that seeks to acquire direct or indirect “control” of an FDIC-insured depository institution. For additional information, see “Business—Regulation and Supervision—Notice and Approval Requirements Related to Control” in Part I, Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2014.

Advance Notification Requirements
Our amended and restated certificate of incorporation and amended and restated by-laws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors.
Stockholder Meetings
Our amended and restated certificate of incorporation and amended and restated by-laws provide that special meetings of the stockholders may be called for any purpose or purposes at any time by (i) a majority of our board of directors, (ii) our Chief Executive Officer or President or (iii) a holder, or a group of holders, of capital stock holding 25.0% or more of the votes entitled to be cast by shares of our outstanding capital stock entitled to vote generally in the election of directors.
No Action by Stockholders Without a Meeting
Our amended and restated certificate of incorporation and amended and restated by-laws provide that stockholders are not entitled to act by written consent.
Amendments to our Amended and Restated By-Laws
Our board of directors, by the affirmative vote of at least a majority of the board of directors, has the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the by-laws. The by-laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of a majority of the votes entitled to be cast by the shares of outstanding capital stock entitled to vote thereon, subject to a specified exception relating to indemnification and advancement of expenses.
No Cumulative Voting
The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless an entity’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation and amended and restated by-laws do not provide for cumulative voting in the election of directors.
Director Removal
Except as may otherwise be required by applicable law and subject to the rights of holders of preferred stock then outstanding, our amended and restated certificate of incorporation and amended and restated by-laws provide that stockholders may not remove directors without cause.
“Blank Check” Preferred Stock
Our amended and restated certificate of incorporation and amended and restated by-laws authorize the issuance of “blank check” preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors.
Section 203
We have elected to “opt out” of Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85.0% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge, or other disposition of 10.0% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits by or through the corporation.
In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15.0% or more of the outstanding voting stock of the corporation.
A Delaware corporation may “opt out” of Section 203 with an expressed provision in its original certificate of incorporation or an expressed provision in its certificate of incorporation or by-laws resulting from amendments approved by holders of at least a majority of the corporation’s outstanding voting shares.
Listing
Our common stock is listed on the New York Stock Exchange under the symbol “BKU.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF PREFERRED STOCK
Our board of directors has the authority, without action by our stockholders, to issue preferred stock and to fix voting powers for each class or series of preferred stock, and to provide that any class or series may be subject to redemption, entitled to receive dividends, entitled to rights upon dissolution, or convertible or exchangeable for shares of any other class or classes of capital stock. The rights with respect to a series or class of preferred stock may be greater than the rights attached to our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock on the rights of holders of our common stock until our board of directors determines the specific rights attached to that preferred stock. The effect of issuing preferred stock could include, among other things, one or more of the following:

•	restricting dividends with respect to our common stock;

•	diluting the voting power of our common stock or providing that holders of preferred stock have the right to vote on matters as a class;

•	impairing the liquidation rights of our common stock; or

•	delaying or preventing a change of control of us.
Our amended and restated certificate of incorporation authorizes us to issue up to 100,000,000 shares of preferred stock, $0.01 par value per share. As of the date of this prospectus, no shares of our preferred stock were issued and outstanding. The prospectus supplement relating to a series of preferred stock we offer will include specific terms of such series. These terms will include some or all of the following:

•	the title and stated value of the preferred stock;

•	the aggregate number of shares of preferred stock offered;

•	the offering price or prices of the preferred stock;

•	the dividend rate or rates or method of calculation, the dividend period, and the dates dividends will be payable;

•	whether dividends are cumulative or noncumulative, and, if cumulative, the date the dividends will begin to cumulate;

•	the dividend and liquidation preference rights of the preferred stock relative to any existing or future series of our preferred stock;

•	the dates the preferred stock become subject to redemption at our option, and any redemption terms;

•	any redemption or sinking fund provisions, including any restriction on the repurchase or redemption of the preferred stock while there is an arrearage in the payment of dividends;

•	whether the preferred stock will be issued in other than book-entry form;

•	whether the preferred stock will be listed on any securities exchange;

•	any rights on the part of the stockholder or us to convert the preferred stock into shares of our common stock or any other security; and

•	any additional voting, liquidation, preemptive, and other rights, preferences, privileges, limitations, and restrictions.
The description in the applicable prospectus supplement of any series of preferred stock that we may offer will not necessarily be complete and will be qualified in its entirety by reference to our amended and restated certificate of incorporation and the respective certificates of designations for each series of our preferred stock, which will be filed with the SEC.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, preferred stock, common stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. Any warrants we issue will be under one or more warrant agreements between us and a warrant agent named in the applicable prospectus supplement.
The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms may include:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•
the designation, number and terms of the debt securities, preferred stock, common stock or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in United States dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other specific terms of the warrants.
The description in the applicable prospectus supplement of any warrants that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC.

DESCRIPTION OF DEPOSITARY SHARES
We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a particular series of preferred stock. If we issue depositary shares, the applicable prospectus supplement will describe the specific terms of the depositary shares offered by that prospectus supplement, which may supersede any general terms outlined in this section.
We will deposit shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a bank or trust company, having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, that we will select as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.
Dividends and Other Distributions
The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.
The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.
Redemption of Preferred Stock
If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.
Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.
Withdrawal of Preferred Stock
Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock.
Holders of such whole shares of preferred stock, however, will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.
Voting Deposited Preferred Stock
Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder’s depositary shares. The preferred stock depositary will try to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.
We will agree to take all reasonable action requested by the preferred stock depositary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such series of preferred stock.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement, which has been amended thereby. The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed;

•	each share of preferred stock has been converted into or exchanged for common stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with our liquidation, dissolution or winding up.
The deposit agreement may be terminated by us at any time and the preferred stock depositary will give notice of such termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In such event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of such depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by such depositary shares.
Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges
No fees, charges and expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar shall be payable by any person other than us, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder at the election of a holder of a depositary receipt or other person, such holder or other person will be liable for such fees, charges and expenses.

Resignation and Removal of Depositary
The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Miscellaneous
The preferred stock depositary will forward all reports and communications from us that are delivered to the preferred stock depositary and that we are required to furnish to the holders of the deposited preferred stock.
Neither we nor the preferred stock depositary will be liable if the preferred stock depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties thereunder. Neither we nor the preferred stock depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
The description in the applicable prospectus supplement of any depositary shares that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable deposit agreement, which will be filed with the SEC.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue rights to purchase debt securities, preferred stock, common stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, which may include:

•	the price, if any, per right;

•	the exercise price payable for debt securities, preferred stock, common stock, or other securities upon the exercise of the rights;

•	the number of rights issued or to be issued to each stockholder;

•	the number and terms of debt securities, preferred stock, common stock, or other securities which may be purchased per right;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.
The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS
We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock, preferred stock or other securities at a future date or dates. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and any combination of debt securities, shares of our common stock or preferred stock or depositary shares. The stock purchase units may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase units also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units or vice versa, and those payments may be unsecured or pre-funded on some basis.
The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units including, if applicable, collateral or depositary arrangements. The description in the applicable prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC.
SELLING SECURITYHOLDERS
Information regarding the beneficial ownership of our securities by any selling securityholders, the number of securities being offered by such selling securityholders and the number of securities beneficially owned by such selling securityholders after the applicable offering, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference herein.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York will provide opinions regarding the authorization and, if applicable, validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.
EXPERTS
The consolidated financial statements of BankUnited, Inc. and subsidiaries as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

BankUnited, Inc.
$400,000,000 4.875% Senior Notes due 2025

Prospectus Supplement

BofA Merrill Lynch J.P. Morgan

Credit Suisse

November 12, 2015